EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-100843, No. 333-83506, No. 333-60156, No. 333-49032, No.333-42844, No. 333-34502, No. 333-110743, and No. 333-131057) of Chordiant Software, Inc. of our report dated March 18, 2005, except for the restatement described in Note 3 to the consolidated financial statements, relating to the financial statements and financial statements schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 8, 2007